Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rain Therapeutics Inc. 2021 Equity Incentive Plan and Rain Therapeutics Inc. 2021 Employee Stock Purchase Plan of our report dated March 3, 2022, with respect to the financial statements of Rain Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

May 6, 2022